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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Emerge Energy Services LP
Fort Worth, Texas

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Emerge Energy Services LP of our reports dated March 1, 2017, relating to the consolidated financial statements, and the effectiveness of Emerge Energy Services LP's internal control over financial reporting, which are incorporated by reference in the Registration Statement.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

December 6, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm